Exhibit 99.1

FOR IMMEDIATE RELEASE

Alpha Partners Technology Merger Corp. Reverses Liquidation Decision

New York, NY – December 26, 2023 – Alpha Partners Technology Merger Corp., a special purpose acquisition company (the “Company”) today announced that on December 11, 2023, the Company announced its intention to liquidate as a result of its inability to complete a business combination. Since that time, the Company has been approached by a number of groups seeking to acquire the interests of the sponsor that would continue funding the Company until it is able to complete a business combination.  As a result, the Board of Directors has determined to postpone the liquidation until it can evaluate all the proposals and possibly engage in a transaction that would permit the stockholders to receive the value that would come from successfully completing a business combination.

About Alpha Partners Technology Merger Corp.

Alpha Partners Technology Merger Corp. was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.aptmspac.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of the Company. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

Investor Contacts

Sean O’Brien
Chief Financial Officer for Alpha Partners Technology Merger Corp.
Email: sean@alphapartners.com

Jay Kolbe
Impact Partners for Alpha Partners Technology Merger Corp.
Email: jkolbe@ImpactPartners.llc